SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 28, 2008
CORTLAND BANCORP
(Exact name as specified in its charter)

Ohio	000-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)
194 West Main Street, Cortland, Ohio 44410
(Address of principal executive officer, including Zip Code)
Registrant’s telephone number, including area code: (330) 637-8040
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     At the Annual Meeting of Shareholders of Cortland Bancorp, held the evening of April 22, 2008 at Vernon’s Café in Niles, Ohio, David C. Cole, Lawrence A. Fantauzzi and Neil J. Kaback were re-elected as directors of the Company for an additional term expiring in 2011.
     At a meeting of the Board of Directors of Cortland Bancorp, held April 22, 2008 immediately subsequent to the shareholders’ annual meeting, Timothy Carney, Danny L. White and Stephen A. Telego, Sr., all senior officers of the Company’s bank subsidiary, joined Lawrence A. Fantauzzi, James M. Gasior and Craig M. Phythyon as officers of Cortland Bancorp.
     Timothy Carney, Senior Vice President and Chief Operations Officer of the Company’s bank subsidiary, The Cortland Savings and Banking Company (the “Bank”), was appointed Senior Vice President and Chief Operations Officer of Cortland Bancorp. Mr. Carney, age 42, has served as Senior Vice President and Chief Operations Officer of the Bank since April of 1999. Prior to his appointment as Senior Vice President and Chief Operations Officer, Mr. Carney served as an Assistant Vice President of the Bank. Mr. Carney, who earned his degree in Accounting at Youngstown State University, joined the Bank in October of 1993.
     Danny L. White, Senior Vice President — Chief of Lending and Business Development for the Bank, was appointed Senior Vice President — Chief Lending Officer of Cortland Bancorp. Mr. White, age 56, has served the Bank as Senior Vice President — Chief of Lending and Business Development since 2005 and Vice President — Manager Commercial Loans since 1999. Mr. White has been with the Bank since March of 1976, after earning a Bachelor’s degree in Business Administration at Youngstown State University.
     Stephen A. Telego, Sr., Senior Vice President and Director of Human Resources and Corporate Administration for the Bank, was appointed Senior Vice President, Director of Human Resources for Cortland Bancorp. Mr. Telego, age 55, has served as Senior Vice President since 1998 and Director of Human Resources and Corporate Administration since 1996. Mr. Telego is also a graduate of Youngstown State University, earning a Bachelor of Science in Business Administration. Mr. Telego’s employment with the Bank commenced in October of 1989.
     Lawrence A. Fantauzzi remains as the Company’s President and Chief Executive Officer; James M. Gasior continues as Senior Vice President, Chief Financial Officer and Corporate Secretary; Craig M. Phythyon serves as Senior Vice President, Chief Investment Officer and Treasurer.
     There are no employment agreements between Cortland Bancorp and the Executive Officers. The Executive Officers are compensated by the Bank for services rendered to both the Bank and the Bancorp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP
	By:	/s/ Lawrence A. Fantauzzi
Lawrence A. Fantauzzi, President
Date: April 28, 2008